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                                                                     EXHIBIT 8

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of this Statement on
Schedule 13D with respect to the Common Stock of Candlewood Hotel Company, Inc., and further agree to the filing of this agreement as an Exhibit thereto.

Dated:  November 6, 2003



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                        JPMORGAN CHASE BANK, FORMERLY KNOWN AS MORGAN GUARANTY
                        TRUST COMPANY OF NEW YORK, AS TRUSTEE OF THE COMMINGLED PENSION TRUST FUND (MULTI-MARKET SPECIAL INVESTMENT FUND
                        II) OF JPMORGAN CHASE BANK


                        By: /s/ Joan Huggins
                           --------------------------------
                           Name:  Joan Huggins
                           Title: Vice President



                        JPMORGAN CHASE BANK, FORMERLY KNOWN AS MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS TRUSTEE OF THE MULTI-MARKET SPECIAL INVESTMENT TRUST FUND OF JPMORGAN CHASE BANK




                        By: /s/ Joan Huggins
                           --------------------------------
                           Name:  Joan Huggins
                           Title: Vice President



                        JPMORGAN CHASE BANK, FORMERLY KNOWN AS MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS INVESTMENT MANAGER AND AGENT FOR THE ALFRED P. SLOAN FOUNDATION (MULTI-MARKET ACCOUNT)




                        By: /s/ Joan Huggins
                           --------------------------------
                           Name:  Joan Huggins
                           Title: Vice President





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                        J.P. MORGAN CHASE & CO.




                        By: /s/ Joan Huggins
                           --------------------------------
                           Name:  Joan Huggins
                           Title: Vice President